EXHIBIT 24.1
ATHERSYS, INC.
REGISTRATION STATEMENT
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Athersys, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Daniel A. Camardo and Ivor Macleod, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-8 relating to the registration of shares of common stock underlying certain equity awards of the Registrant, and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 10th day of March, 2022.

/s/ Daniel A. Camardo Daniel A. Camardo Chief Executive Officer and Director	/s/ Kenneth Traub Kenneth Traub Director
/s/ Ivor Macleod Ivor Macleod Chief Financial Officer	/s/ Hardy T.S. Kagimoto Hardy T.S. Kagimoto Director
/s/ John J. Harrington John J. Harrington Executive Vice President, Chief Scientific Officer and Director	/s/ Jack L. Wyszomierski Jack L. Wyszomierski Director
/s/ Lorin J. Randall Lorin J. Randall Director	/s/ Ismail Kola Ismail Kola Chairman of the Board of Directors and Director
/s/ Baiju R. Shah Baiju R. Shah Director	/s/ Jane Wasman Jane Wasman Director
/s/ Katherine Bach Kalin Katherine Bach Kalin Director